UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2016
THE FIRST BANCORP, INC.
(Exact name of Registrant as specified in charter)

MAINE
(State or other jurisdiction of incorporation)

0-26589	01-0404322
(Commission file number)	(IRS employer identification no.)

Main Street, Damariscotta, Maine	04853
(Address of principal executive offices)	(Zip Code)

(207) 563-3195
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers	Page 1
Signatures	Page 2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

January 19, 2016 - Tony C. McKim, President and Chief Executive Officer of The First Bancorp, Inc., (the “Company”) (Nasdaq: FNLC), and its banking subsidiary, The First, N.A., (the “Bank), announced today that Renee Kelly has been elected to serve as a Director for the Bank and the Company. “On behalf of the Board of Directors and the management team, I welcome Ms. Kelly to The First and look forward to adding her expertise and insight in economic development as we continue to assist and advise our customers in the Bangor region and in our other markets along the coast.”
Ms. Kelly is the director of economic development initiatives for the University of Maine, where she has worked since 1997. Her duties include serving as a liaison to the state’s economic development community and identifying opportunities for the University to partner with national, state, regional and local organizations to improve Maine’s economy. She works directly with innovation-driven businesses to help them realize their potential in the state of Maine.
In addition, she leads the University’s entrepreneurship and innovation support activities including the Foster Center for Student Innovation, which helps students become innovators and entrepreneurs. Ms. Kelly leads UMaine’s efforts in the Innovation Engineering Institute, a collaboration to commercialize its Innovation Engineering curriculum with education institutions worldwide.

Ms. Kelly was a founding member of the leadership team for the Blackstone Accelerates Growth initiative in Maine, which recently transitioned to Maine Accelerates Growth. This initiative seeks to create a thriving ecosystem for entrepreneurship and innovation in Maine that connects high potential growth companies to each other and provides the resources, talent and networks they need to prosper and transform our economy. As part of this effort, Ms. Kelly led the creation of the Innovate for Maine Fellows program, which was given the Maine Development Foundation’s Champion for Attraction, Retention and Engagement award.

“It is an honor to have been elected to the Board of Directors of The First Bancorp. I look forward to sharing my economic development insight, my knowledge of the Bangor region, and my belief in the opportunities for entrepreneurship and business growth in Maine for the benefit of The First Bancorp’s shareholders, employees, customers and communities,“ said Kelly.

Prior to joining the university, she developed training products for Manpower of Connecticut, worked for a financial services start-up company in San Diego, CA and served as an aide to then U.S. Representative Olympia J. Snowe. She received her A.B. from Smith College and her M.A. from the University of Maine. She also serves on the boards of several economic development and service organizations, including serving the state as a trustee for the Maine Rural Development Authority and serving as the current board chair for the Bangor Region Chamber of Commerce. She lives in Carmel, Maine with her husband and two sons.

Established in 1864, The First has 16 offices throughout the state, in Bangor, Bar Harbor, Blue Hill, Boothbay Harbor, Calais, Camden, Damariscotta, Eastport, Ellsworth, Northeast Harbor, Rockland, Rockport, Southwest Harbor, Waldoboro, Wiscasset. First Advisors, a division of The First, provides investment advisory, private banking and trust services from four offices in Bangor, Bar Harbor, Damariscotta, and Ellsworth. For more information about The First, please call 1-800-564-3195, visit www.thefirst.com, or find us on Facebook.

Forward-looking and cautionary statements: except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially, as discussed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact F. Stephen Ward, the First Bancorp's Treasurer & Chief Financial Officer, at 207.563.3272.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCORP, INC.
By: /s/ F. STEPHEN WARD

F. Stephen Ward
Executive Vice President &
Chief Financial Officer

Dated: January 19, 2016

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